Exhibit 10.1

ELECTION FORM

as of January 31, 2005

Mr. Anthony Bova
c/o Atlantis Plastics, Inc.
1870 The Exchange, Suite 200
Atlanta, Georgia

Grant Summary

Plan	Grant Date	Grant Type	Exercise Price	Expiration Date	Shares Granted	Shares Outstanding	Shares Exercisable

          I have received the Information Statement relating to Atlantis Plastics, Inc.’s (“Atlantis Plastics”) offer to cancel certain of my stock options and that capitalized terms not defined in this Election Form will have the same meanings as they do in the Information Statement. I understand that the Grant Summary above lists one of my Eligible Options that is eligible for this Offer so long as the Eligible Option is outstanding as of January 31, 2005. I understand this offer is only available to me.

( )	I hereby elect to cancel the full number of shares outstanding under the Eligible Option listed above according to the terms and conditions stated in the Information Statement.
( )	I do not accept the offer to cancel the Eligible Option listed above. I understand that I will not receive any consideration for my Eligible Option and my Eligible Option will continue on its current terms.

          I hereby agree that, unless I revoke my election before midnight Eastern Time on January 31, 2005, my election will be irrevocable, and if accepted by Atlantis Plastics, such surrendered Eligible Option will be cancelled in its entirety on or after such date. I understand that (a) if the shareholders of Atlantis Plastics receive a dividend on or before July 29, 2005, I will be paid in cash on the same date as the dividend is paid to the shareholders and (b) if the shareholders of Atlantis Plastics receive a dividend after July 29, 2005 or do not receive a dividend at all, on July 29, 2005, I will be paid a combination of cash and shares of common stock of Atlantis Plastics, with 60% of the value of the payment in shares and 40% of the value of the payment in cash. I understand that in either case, my payment will be income to me and subject to withholding taxes.

          I acknowledge and agree that neither the ability to participate in the offer nor actual participation in the offer shall be construed as a right to continued employment with Atlantis Plastics (except on an at-will basis, unless otherwise required by local law or provided for in my employment agreement). I agree that Atlantis Plastics has made no representations or warranties to me regarding this offer or the future pricing of Atlantis Plastics stock, and that my participation in this offer is at my own discretion.

          I AGREE THAT ATLANTIS PLASTICS SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Optionee Signature	Date

Email Address

PLEASE DELIVER YOUR SIGNED AND COMPLETED ELECTION FORM TO DAVID GERSHMAN BY NO LATER THAN MIDNIGHT, EASTERN TIME ON JANUARY 31, 2005.